White Mountains Insurance Group, Ltd. 2026 Annual Investor Presentation Exhibit 99.1

1 Forward-Looking Statements This presentation may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this presentation which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “may,” “could,” “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s: (i) change in book value per share or return on equity; (ii) business strategy; (iii) financial and operating targets or plans; (iv) incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance; (v) projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses; (vi) expansion and growth of its business and operations; and (vii) future capital expenditures. These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including: (i) the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s 2025 Annual Report on Form 10-K; (ii) claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, wildfires, tornadoes, tsunamis, severe weather, public health crises, terrorist attacks, war and war-like actions, explosions, infrastructure failures, or cyber-attacks; (iii) recorded loss reserves subsequently proving to have been inadequate; (iv) the market value of White Mountains’s investment in MediaAlpha; (v) business opportunities (or lack thereof) that may be presented to it and pursued; (vi) actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch; (vii) the continued availability of capital and financing; (viii) the continued availability of fronting and reinsurance capacity; (ix) deterioration of general economic, market or business conditions, including due to war and war-like actions and outbreaks of contagious disease and corresponding mitigation efforts; (x) competitive forces, including the conduct of other insurers; (xi) changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and (xii) other factors, most of which are beyond White Mountains’s control. Consequently, all of the forward-looking statements made in this presentation are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.

2 Notes and Non-GAAP Financial Measures Notes The notes on p. 71-72 in the Appendices include additional context and information that management believes is helpful in understanding White Mountains's financial condition and performance. Non-GAAP Financial Measures Management believes the non-GAAP measures included in this presentation to be useful to management and investors in depicting and evaluating White Mountains's financial condition and performance. The non-GAAP financial measures included in this presentation, and the number of the page on which each measure is first used, are listed below. • Growth in (A)BVPS (p. 5) • Owners’ Capital Per Share (p. 16) • Owners’ Capital (p. 17) • Ark Growth in Tangible Book Value (p. 21) • Ark Tangible Book Value CAGR (p. 21) • Kudu Annualized Adjusted EBITDA (p. 28) • Kudu Levered Return (p. 28) • HG Global Normalized Growth in Book Value (p. 34) • Bamboo MGA Adjusted EBITDA (p. 45) • Total Portfolio (Ark, HG Global, Parent, Consolidated) (p. 63, 64) • Fixed Income (Ark, HG Global, Parent, Consolidated) (p. 64) • Equities and Alternatives (Ark, Parent, Consolidated) (p. 64) • Investment Leverage (p. 64) • Equities and Alternatives / Total Portfolio (Ark, Parent, Consolidated) (p. 64) • Equities and Alternatives / Shareholders’ Equity (Ark, Consolidated) (p. 64) • Total Portfolio Return (p. 65) • Fixed Income Return (p. 65) • Equity and Alternative Return (p. 65) Please see p. 73-85 in the Appendices for a reconciliation of each non-GAAP measure from its most closely comparable GAAP financial measure. Electronic Copy of Presentation An electronic copy of this presentation is available on our website: www.whitemountains.com

Introductions

4 Board of Directors Reid Campbell Peter Carlson Mary Choksi John Chu Liam Caffrey Philip Gelston Weston Hicks Suzanne Shank David Tanner Margaret Dillon

5 Thank You, Manning  Retired at year end after 21 years at WTM  CEO and Board member from 2017 to 2025  Led period of stellar value creation – (A)BVPS [1] grew by 13% per year – MVPS grew by 12% per year – $3.5 billion of capital deployed – $2.3 billion returned to shareholders  Valued mentor and colleague  Ongoing advisor to company  end of 2027 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 $2,200 Book value per share Market value per share 1Q17 4Q25 WM Outrigger $2,188 $2,078 $836 $785

6 What We Care About Is Not Changing  Track record of 40+ years as a public company  Objective is to compound per share values over long periods of time  Operating principles remain unchanged: – Underwriting comes first – Maintain a disciplined balance sheet – Invest for total return – Think like owners  Focused on continuous improvement and strong execution

Year in Review

8 2025 Year in Review  Excellent 2025  one of our best years on record – Grew BVPS by 25% to $2,188  Key highlights: – Majority sale of Bamboo – Good operating results – Solid absolute investment returns, although total return lagged benchmarks – $430+ million of new deployments  Distinguished, BroadStreet and WTM Partners – $200+ million returned to shareholders

9 Returns in Context YTD May 31, Book value returns 2025 1Q26 Market value returns 2025 2026 WTM 25.4% -0.8% WTM 6.9% -0.6% Beginning-of-year 10YT + 700 bps [2] 11.6% 11.2% S&P 500 17.9% 11.3% Dowling & Partners Composite TVC [3] 26.1% n/a S&P Financials 14.9% -6.0% Dowling & Partners Composite [4] 11.1% n/a

10 Sale of Bamboo [5]: Thank You to the Team  In December, closed sale to CVC Capital  Transaction valued Bamboo at $1.75 billion  Crystallized substantial value in a short period with continuing upside  “deal you don’t refuse” – $0.3 billion of equity capital invested  $1 billion of cash returned – Retained a 15% fd/fc stake, valued at $250 million at closing – BVPS net gain on sale of roughly $320 – MOIC of 4.1x and IRR of 113%

11 $3.1 $0.2 $1.6 $0.3 $1.1 $0.8 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 1Q17 1Q22 2Q22 2Q25 3Q25 1Q26 $ in b ill io ns Capital deployments Capital distributions Undeployed capital Deployments, Distributions and Undeployed Capital [6] Post-OneBeacon, Sirius & Symetra $1.8 billion deployed $1.5 billion distributed Post-NSM $1.4 billion deployed $0.6 billion distributed Post-Bamboo (ongoing) $0.3 billion deployed $0.2 billion distributed WM Outrigger

Recent Deployments

Year	Company	Capital deployed ($ in millions)	Description
2025			
	BroadStreet Partners	$150	Insurance brokerage platform
	Distinguished.	225	Specialty P&C MGA and program manager
	White Mountains Partners / Enterprise Solutions	58	Electrical contracting services
	Total	**$433**	
2026			
	Bishop Street Underwriters	$125	Diversified MGA platform
	White Mountains Partners / basesix	97	Low-voltage electrical systems integrator
	White Mountains Partners / Hawkeye Electric Inc	35	Electrical contracting services (bolt-on acquisition for Enterprise Solutions)
	Total	**$257**	

12

White Mountains

13 Deployment Themes  Seeing good deal flow, but this is a challenging deployment environment in the (re)insurance sector  Patience required; circumstances change quickly  Where we have had success: – Differentiated platforms with partners and management teams we know and trust – Proprietary transactions vs. auctions; sellers seeking “the right fit” in a capital partner – Full but fair entry prices for high-quality businesses; opportunity to take performance to the next level – Being flexible and opportunistic  Executing on active WTM Partners pipeline using same rigorous approach

Capital & Financial Position

15 Financial Position as of 1Q26  Total capital of $7.0 billion  No financial leverage at parent – $250 million undrawn revolver  Prudent financial leverage at operating businesses  Consolidated debt to total capital of 12%  Undeployed capital of $0.8 billion  14% of WTM equity

16 Owners’ Capital Per Share as of 1Q26 [7] Total: $2,170 BVPS Ark 21% WM Outrigger 2% Kudu 16% HG Global 14% Distinguished 4% Bamboo 5% BroadStreet 3% PassportCard / DavidShield 3% MediaAlpha 3% Bishop Street 2% White Mountains Partners 4% Other operating businesses 3% Strategic investments & other 6% Undeployed capital 14%

17 Key Operating Businesses Per Share [7] ($) Owners’ Capital [7] ($ in millions) Management ownership [8] WTM ownership [8] Initial investment year Company $483$1,19537%63%2021 34685615%78%2018 3107673%97%2012 8621425%44%2025 10526026%15%2024 69170n/a<5%2025 6917048%52%2015 67166n/a28%2014 50125n/an/a2026 7719131%69%2023 WM Outrigger

Operating Businesses

19 Ark: Overview  Specialized P&C (re)insurance business founded in 2007 by Ian Beaton and Nick Bonnar  Underwrites five major lines of business: property, specialty, marine & energy, casualty and A&H  Business written via: – Lloyd’s Syndicates 4020 and 3902 and ACSN 3832 – Bermuda-based reinsurer, GAIL (“A” FSR rating by AM Best)  Consistent top-quartile Lloyd’s underwriter through hard and soft insurance market cycles WM Outrigger

20 $598 $1,059 $1,452 $1,898 $2,207 $2,557 $2,541 98% 87% 82% 82% 83% 83% 82% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 2020 2021 2022 2023 2024 2025 1Q26 TTM C om bined R atio G ro ss W rit te n P re m iu m s ($ in m ill io ns ) Property Specialty Marine & Energy Casualty A&H Combined Ratio Ark: Financial Snapshot [9] WM Outrigger

21 Ark: Recent Results  Excellent 2025 – Combined ratio of 83% – Grew Tangible Book Value by 28% to $1.7 billion; 24% CAGR since our acquisition – Gross written premiums of $2.6 billion, up 16% YOY and over 4x since our acquisition  Good start in 1Q26 – Combined ratio of 91% – Gross written premiums of $1.1 billion – Blended risk-adjusted rate change of -6%; market softening across several classes WM Outrigger

22 Ark: Outrigger  Outrigger Re is a sidecar to Ark’s Bermuda global property cat XOL reinsurance book – Ark launched Outrigger for the 2023 underwriting year; has renewed annually – Franchise value to Ark through expanded portfolio footprint and fee income  Excellent results to date for WTM – $163 million of net income to WTM across the 2023-2025 underwriting years – Average return on capital of over 30%  WTM did not participate in 2026 WM Outrigger Underwriting year ($ in millions) 2023 2024 2025 2026 WTM capital 205$ 130$ 150$ -$ Third-party capital 45 120 80 70 Total capital 250$ 250$ 230$ 70$ WTM return on invested capital [10] 37% 22% 38% n/a

23 Ark: Relative Performance at Lloyd’s WM Outrigger 2021-2025 Profitability and Volatility [11] Less Profitable More Profitable L es s V ol at ile M or e V ol at ile Source: Insurance Insider ERS 218 Arch 1955 Antares 1274 CNA Hardy 382 RenRe 1458 Canopius 4444 Brit 2987 Argenta 2121 Liberty 4472 Tokio M. 510 Hamilton 4000 Chaucer 1084 HCC 4141 CVS 1919 Ascot 1414 Newline 1218 Atrium 609 Aegis 1225 Munich Re 457 Arch 2012 WRB 1967 Beazley 623 QBE 2999 Talbot 1183 ARK 4020 Chubb 2488 Markel 3000 Scor 2015 Brit 2988 Apollo 1971 MS Amlin 2001 AXA XL 2003 AIG 2019 Westfield 1200 Travelers 5000 Aspen 4711 Everest 2786 Inigo 1301 Beat 4242 Nephila 2357 Allied W. 2232 GIC 1947 Cin. Glob. 318 Beazley 5623 Apollo 1969 Ariel 1910 Faraday 435 Hiscox 33 MAP 2791 ARK 3902 Probitas 1492 Blenheim 5886 Axis 1686 Lancs 2010 Ki 1618 IQUW 1856 Ive 2525 Dale 1729 Meacock 727 Beazley 2623 Sirius 1945 Hartford 1221 QBE 386 Hiscox 3624 Mosaic 1609 CFC 1988

24 Ark: Market Environment WM Outrigger Rate, Terms & Conditions Uncertainties  Property (re)insurance  softening fast; profitability adequate, but worrying signs  Specialty differentiated  Marine & energy  softening, but impact of Baltimore bridge loss yet to be realized  Casualty  up 5-10%  A&H  flat  War(s)  Interest rates  Catastrophic risks and secondary perils  Continued capital markets push into sector

25 Ark: Going Forward WM Outrigger  Near-term  significant slowdown in growth but some opportunities too  Mid-term  return to cyclical softening  Structural market changes will drive differences  broker dynamics, MGA growth and AI  Continued new opportunities  yacht, fine art & specie and selective other lines

26 Kudu: Overview  Provides capital solutions and strategic advice to asset and wealth managers  Deals typically structured as revenue shares with equity participation rights – Healthy cash yield at inception (~9% on average) – Growing cash yield with growth in AUM – Equity kicker from portfolio company realization events  Kudu has deployed $1.2 billion of capital [12] into 31 managers since inception – To date, 3 full exits have produced a combined IRR of 28% – 23 of 28 remaining investments are in line with or better than initial underwriting  Maturing into a self-sustaining capital model, leveraging free cash flow and incremental debt to fund new deals

27 Kudu: WTM Perspectives on the Business 1. Fee-generating “GP stakes” business – Recurring / growing revenue and EBITDA stream – Proven model and management team to continually deploy/harvest capital; creates franchise value – Primary metrics are Annualized Adjusted EBITDA and Levered Return; generates running cash return ● Exclude (un)realized gains and unrealized carry economics; understate full economics 2. Compounding portfolio of participation contracts – Full equity return with structural seniority, diversified cash flows and beta <1 – Primary metric is GAAP ROE; translates to growth in WTM BVPS ● Includes (un)realized gains and carry economics

28 Kudu: Recent Results  Good 2025 results – GAAP ROE of 13% with portfolio value up 8% on a same store basis – Annualized Adjusted EBITDA of $70 million; Levered Return of 9% – Deployed $197 million [12] into 3 new deals  Solid start to 2026 – TTM GAAP ROE of 12% with portfolio value up 3% QOQ on a same store basis – TTM Annualized Adjusted EBITDA of $69 million; Levered Return of 9% – Deployed $21 million [12] into one new deal

29 Kudu: Financial Snapshot $401 $670 $696 $896 $1,014 $1,291 $1,359 $29 $48 $39 $66 $61 $70 $69 $0 $10 $20 $30 $40 $50 $60 $70 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 2020 2021 2022 2023 2024 2025 1Q26 TTM A nnualized A djusted E B IT D A G A A P F ai r V al ue o f Po rt fo lio ($ in m ill io ns ) Net equity capital drawn Debt capital drawn Net gain (loss) on Kudu's portfolio Annualized Adjusted EBITDA

30 8% 11% 8% 12% 9% 9% 9% 7% 20% 12% 17% 9% 13% 12% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% 2020 2021 2022 2023 2024 2025 1Q26 TTM R et ur ns Levered Return GAAP ROE Kudu: Returns Average = 13% Average = 9%

31 Real assets 27% CLOs 20%Energy 16% Specialty finance 12% Tech/software 8% Financials 5% Industrials 4% Healthcare 4% Commodities / trade finance 3% Private capital 44% Wealth management 27% Liquid alternatives 24% Traditional 5% Kudu: Portfolio Composition [13] By Manager Format By Asset Class Private Credit By Client Type Private credit 20% Wealth management 27% Public equity/credit 19% Private equity 18% Real estate 16% Institutional 70% Interval fund 17% Other retail 14% Private Credit By Sector

32 Kudu: Strategic Priorities  Maintain focus on the lower middle market of the asset and wealth management industry – Build upon success in partnering with specialized boutiques with positive momentum  Expand our platform  identify key markets with favorable macro trends and attractive competitive factors  Explore partnership opportunities to enhance Kudu’s value proposition to GPs – LP capital aggregators – Intermediaries with privileged access to GPs in certain sectors  Optimize capital efficiency and achieve self-sustaining capital model – Continue strategy of free cash flow recycling into new investments – Prudent use of leverage on attractive terms  Deal pipeline remains robust; goal of $150 million of new deployments per year (3-5 deals)

33 HG Global: Overview  BAM is a mutual company that insures essential public purpose municipal bonds; owned by policyholders – Primary market – Secondary market  HG Global is a stock company owned by WTM – Provides first-loss reinsurance to BAM – Provided startup capital to BAM in the form of surplus notes  HG Global has two sources of economics: – Reinsurance business supporting BAM  underwriting profit and investment returns – Principal and interest repayment on BAM surplus notes

34 HG Global: Recent Results  Strong 2025 for BAM – Total premiums [14] of $160 million (up 18% YOY), a record year – Par insured [14] of $21 billion (up 7% YOY) – Total pricing [14] at 76 bps (up 10% YOY) – Cash payments on surplus notes of $35 million  Mixed 2025 for HG Global – Solid underwriting and investment results – Book value [15] grew 4%, impacted by fair value decrease on surplus notes and Bermuda DTA reversal – Normalized Growth in Book Value of 8%, up from 7% in 2024  2026 off to a decent start – HG Global 1Q26 gross written premiums up 24% YOY

35 HG Global: Debt Refinancing  In May, HG Global refinanced its existing senior debt facility – $200 million principal (upsized from $150 million) – Private placement with a syndicate of six blue chip credit investors – Investment grade (BBB) rating affirmed  Significant improvement in terms vs. prior facility – Fixed rate of 7.4% (vs. variable of ~10%) – 10-year bullet (vs. amortizing principal) – One-year interest reserve account (vs. two-year)  Benefits: – $90 million of proceeds and freed up cash distributed to WTM – ~1% improvement in running book value return for HG Global

36 BAM: Financial Highlights & Market Environment Year ended TTM ($ in billions, except where stated) 2023 2024 2025 1Q26 Total new municipal bond issuance 363$ 496$ 572$ 585$ Par insured [14] 15.6$ 19.7$ 21.1$ 21.8$ Total pricing [14] 84 bps 69 bps 76 bps 75 bps Total premiums ($ in millions) [14] 131$ 136$ 160$ 163$ Insured penetration, target market 31% 28% 30% 29% Market share (transactions) 55% 53% 51% 52% Market share (par insured) 39% 42% 42% 43%

37 HG Global: Financial Snapshot Year ended TTM ($ in millions) 2023 2024 2025 1Q26 Growth in book value [15] 9% -6% 4% 2% Normalized Growth in Book Value 6% 7% 8% 8% Par value assumed 2,356$ 2,952$ 3,170$ 3,260$ Total pricing 213 bps 177 bps 194 bps 193 bps Gross written premiums 50$ 52$ 61$ 63$ Investment return 6% 3% 8% 5% Principal & interest paid on BAM surplus notes 27$ 30$ 35$ 35$ Fair value of BAM surplus notes [16] n/a 382$ 339$ 346$ Nominal value of BAM surplus notes [16] 497$ 496$ 491$ 497$

38 HG Global: Strategic Priorities  #1 priority remains to improve HG Global’s running return and contribution to WTM BVPS growth  Recent actions taken: – Refinanced debt to improve levered return and cash flow – Enhanced investment return profile within regulatory and rating agency constraints  In conjunction with BAM: – Growing premiums  2025 was a record year at $160 million ● Expand BAM’s footprint within approved sectors, consistent with risk appetite – Paying down surplus notes  payments have steadily increased since 2023 ($92 million ‘23-’25)

39 Distinguished Programs: Overview  Full-service specialty MGA and program manager with 30+ year operating track record  Operates via two distinct verticals: – ScaleCo  established programs, historical focus on excess casualty, real estate and hospitality sectors – GrowthCo  diversified portfolio of startup programs launched since 2023  Economic model is commission-based; no insurance risk retention  New management team joined in 2022: longtime industry veterans Bill Malloy, Jason Rotman & Steve Sitterly  WTM acquired control with 56% basic ownership of the company (44% fd/fc) in 3Q25 in bilateral deal – Significant rollover from management and existing shareholders – Put/call option to acquire an incremental 31% stake in 2028  Platform business with multiple organic and inorganic growth levers

40 Distinguished: Recent Results  Solid results in 2025 – Managed premiums [17] of $568 million (up 6% YOY) – ScaleCo Adjusted EBITDA [17] of $26 million (up 7% YOY) – Continued positive momentum at GrowthCo  3 new launches – Executed accretive sale of non-core Prize program  Flattish start to 2026 due to umbrella / excess casualty program – TTM managed premiums [17] of $576 million (up 1% QOQ) – TTM ScaleCo Adjusted EBITDA [17] of $26 million (flat QOQ) – One new GrowthCo program launched plus one “graduation” to ScaleCo

41 Distinguished: Company Strategy  Establish a scalable framework to attract, incentivize and retain top underwriters/books from carriers  Unified shared services platform supporting integrated business  variety of services to help programs thrive  Work with a select number of highly rated carriers; aligned economics and strong relationships  Goals: – ScaleCo  mid to high-single-digit annual organic growth – GrowthCo  incubate new programs; achieve scale and graduate to ScaleCo over time

42 $320 $424 $534 $568 $576 $18 $25 $25 $26 $26 $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 $50 $0 $100 $200 $300 $400 $500 $600 $700 2022 2023 2024 2025 1Q26 TTM ScaleC o A djusted E B IT D A ($ in m illions) M an ag ed p re m iu m s ($ in m ill io ns ) Managed premiums ScaleCo Adjusted EBITDA Distinguished: Financial Snapshot [17] 2022 - 2025 Managed premiums – 20% CAGR  ScaleCo: 11% CAGR  GrowthCo: $0  ~$130 million Investments in infrastructure to scale

43 Distinguished: GrowthCo “Acqui-hire” Strategy  GrowthCo acquires top underwriting talent through an “acqui-hire” approach – Broaden specialty lines offerings and diversify carrier capacity  greater market resilience overall  Target underwriting talent/teams with: – Ability to generate ~$50+ million of gross written premium in 5 years – Underwriting track record and demonstrated ability to deliver attractive loss ratios – Highly selective of partner teams; review 100+ annually with goal of 3-4 new teams per year  Form a new MGA for each new program and grant co-ownership stake to team – Supported by common shared services platform  Multiple programs launched in partnership with carriers – Including carve-outs, dual recruitment and equity co-ownership for carrier to align interests

44 Bamboo: Overview  Homeowners’ insurance MGA founded and led by John Chu  Strategically launched in California and Texas; expect to expand to other markets  Differentiated model with near and long-term competitive advantages: – Commission-based MGA model with blue-chip distribution and reinsurance partners – Underwriting advantage driven by tailored risk management and selection capabilities – Modern, scalable and cost-efficient technology infrastructure – Incremental AI capabilities being deployed across value chain to enhance speed and efficiency – Transportable and scalable business model with minimal incremental investment required  Sold to CVC Capital in December 2025; WTM retained 15% fd/fc stake  Unconsolidated business held at fair value; valued at $260 million as of 1Q26

45 Bamboo: Recent Results  Excellent 2025 – Performed well for policyholders and capital providers through California wildfires – Managed premiums [18] of $766 million (up 58% YOY) – MGA Adjusted EBITDA of $106 million (up 2x YOY)  Off to a great start in 2026 – Continued strong growth in managed premiums and MGA Adjusted EBITDA – Successful 4/1 renewals  continued to add, diversify and optimize capacity base

46 Bamboo: Financial Snapshot $215 $484 $766 $7 $53 $106 $0 $15 $30 $45 $60 $75 $90 $105 $120 $0 $100 $200 $300 $400 $500 $600 $700 $800 2023 2024 2025 M G A A djusted E B IT D A ($ in m illions)M an ag ed p re m iu m s[1 8] ($ in m ill io ns ) Managed premiums, renewal Managed premiums, new MGA Adjusted EBITDA

47 Bamboo: Growth Plan  Continue to expand in California – Legacy carriers still exiting or limiting business – Defensive moat via strong program partner relationships  Expand into new states  entered Texas in September 2025  Expand distribution via national carrier and agent network and digital capabilities  Launch new products, leveraging modular architecture and Bamboo Agency  Pursue acquisitions that add specialized expertise, broaden portfolio or enhance market reach  Ample capacity to support growth from durable bench of blue-chip capacity partners plus proprietary strategies (e.g., Greenshoots Re sidecar, Greengrove Re cat bond)

48 BroadStreet Partners: Overview  Leading insurance brokerage platform across US and Canada  Diversified, commission and fee-based economic model  Platform with strong, 25-year operating track record and proven M&A strategy  Top-tier management team led by Mike O'Connor (former Co-President of Aon)  In 3Q25, WTM co-led recap of BroadStreet alongside Ethos and BCI; OTPP remains co-control investor  Opportunistic deployment with strong risk-adjusted return profile alongside trusted partners  WTM owns less than 5% of BroadStreet on a look-through basis  Unconsolidated business held at fair value; valued at $170 million as of 1Q26

49 BroadStreet Partners: Unique Co-Ownership Model M&A Organic growth Operating capabilities  31 Core agency partners  600+ tuck-in acquisitions since inception  Diversified business with sustainable organic growth across cycles  Variety of levers to accelerate growth vs. underlying industry (e.g., carrier management, specialties, sales tools)  Entrepreneurial, agile culture allows for quick adoption of tools like AI  Shared service capabilities support Cores on M&A, finance and legal Co-Ownership Model

50 BroadStreet Partners: Recent Results  Solid 2025 – Generated total revenue of $2.5 billion – Good operating performance with mid-single digit organic growth, in line with peers – Continued execution on accretive M&A strategy  69 total deals completed – Rolled several Core agency CEOs into BroadStreet equity for first time to align interests across firm  Good progress YTD – Closed 3 new Core agency platform acquisitions; typical year is 1-2 – Robust tuck-in pipeline and steady pace of acquisitions exceeding 2025 levels – Organic growth in line with peers; carrier management strategy offsetting industry-wide headwinds – Opportunistic loan refinancing at advantageous terms

51 PassportCard / DavidShield: Overview  Offers travel and expat medical insurance  Delivers coverage and services in 180+ countries around the world  Real-time, paperless insurance solution, delivered via debit card  Superior customer experience, premium pricing and high reactivation rates  Originally launched in Israel; select international expansion (Europe, Australia)  Economic model is commission-based (base and profit); no net risk retention  WTM owns 52% of PassportCard / DavidShield on a fd/fc basis; co-control with founder Alon Ketzef  Unconsolidated business held at fair value; valued at $170 million as of 1Q26

52 PassportCard / DavidShield: 2025 Results [19]  Core premiums of $262 million (up 24% YOY) – Israeli leisure travel premiums of $148 million (up 38% YOY) – Expat medical premiums of $114 million (up 9% YOY)  Core EBITDA of $7 million (up 17% YOY but well below pre-2023 levels) – Impacted by war in Middle East and weakening USD – Conscious decision to continue investments in tech and infrastructure  Australia leisure travel business showed strong growth off a small base  Launched PassportCard Pay, offering significant F/X transactional benefits for members – Strong uptake driving market share gains for Israeli leisure travel – Expected to become meaningful EBITDA growth contributor for PassportCard over time  Plan coming into 2026 was for a record year

53 PassportCard / DavidShield: 2026 Results [19]  Challenging 1Q26 as war in the Middle East once again impacted the Israeli leisure travel business  TTM core premiums of $259 million, down 1% QOQ – After record start, Israeli leisure travel premiums declined significantly in March (at 30% of plan) – Expat medical premiums unaffected by war; remain at all-time highs  Leisure travel business recovering quickly  May premiums at 90% of plan and up 30% YOY  Australia leisure travel business premiums continue to grow nicely  PassportCard Pay launching additional features  automated VAT refund and travel booking

54 PassportCard / DavidShield: Financial Snapshot [19] COVID-19 Wars in Middle East $154 $75 $125 $232 $217 $212 $262 $259 $0 $40 $80 $120 $160 $200 $240 $280 2019 2020 2021 2022 2023 2024 2025 1Q26 TTM C or e C on tr ol le d P re m iu m s ($ in m ill io ns ) Leisure travel - Israel Expat medical - Europe Expat medical - Israel

55 MediaAlpha: Overview  Online customer acquisition technology company (NYSE: MAX)  Industry-leading marketplaces for real-time transactions in clicks, calls and leads  Multiple verticals, including P&C, health and life insurance  Fee-based economic model: takes percentage on all marketplace transactions  WTM owns 28% of MAX (17.9 million shares); no longer sit on Board  Unconsolidated business held at fair market value (= MAX share price); $166 million as of 1Q26

56 MediaAlpha: WTM MOIC Returns to Date [20] 8.9x 1.5x 3.5x 0.1x 12.4x 1.7x 0.0x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x Original investment (2014) Tender offer (2023) W T M M O IC (a s of 3 /3 1/ 20 26 ) WTM MOIC, cash received WTM MOIC, remaining MAX shares $46 million $59 million

57 MediaAlpha: Recent Results  Mixed year in 2025  record operating results but lagging stock price – Revenues of $1.1 billion (up 29% YOY) – Adjusted EBITDA of $114 million (up 18% YOY) – Settled FTC matter pertaining to under-65 health business – Launched $50 million share buyback program (upsized to $100 million in 1Q26) – Share price increased from $11.29 to $12.95  Strong 1Q26 results – TTM Adjusted EBITDA of $116 million (up 4% YOY) – Positive momentum in P&C vertical; key carriers continue to ramp up ad spend – However, share price has declined to $8.90 as of May 31; sector-wide valuation multiples have compressed

58 MediaAlpha: Financial Snapshot $585 $645 $459 $388 $865 $1,114 $1,159 $0 $30 $60 $90 $120 $150 $0 $200 $400 $600 $800 $1,000 $1,200 2020 2021 2022 2023 2024 2025 1Q26 TTM A djusted E B IT D A ($ in m illions) R ev en ue ($ in m ill io ns ) Revenue - p&c Revenue - health Revenue - life & other Adjusted EBITDA

59 Bishop Street: Overview  In February, we closed a $125 million structured investment in Bishop Street Underwriters  Diversified MGA platform with $650+ million of managed premium, majority-owned by RedBird Capital  Bilateral deal; long-standing relationships with management and RedBird  Opportunistic deployment – Well-structured security with an attractive, mid-to-high teens target total return – Business and subsector where we can add value – Not a control deal but exactly the kind of investment for which we will be flexible  Unconsolidated business held at fair value; valued at $125 million as of 1Q26

60 White Mountains Partners: Overview  Wholly-owned business unit launched in 4Q23  Led by CEO and Managing Partner, John Daly  Provides first institutional capital to family, founder and entrepreneur-owned businesses in three sectors: – Essential services – Light industrial – Specialty consumer  Natural extension of our long-term, value-oriented approach to capital deployment  Opportunity to diversify into sectors uncorrelated with insurance cycle  Intend to deploy up to $500 million of equity capital over time  Reported in Other Operations through 1Q26 but is expected to become a standalone segment this year

White Mountains Partners: Progress & Outlook

White Mountains Partners

- Deployed roughly $200 million of equity capital to date across 3 deals:
  - Enterprise Solutions (April 2025) → electrical contracting services
  - BaseSix (April 2026) → low-voltage electrical systems integrator
  - Hawkeye (May 2026) → electrical contracting services (bolt-on acquisition for Enterprise Solutions)
- $34 million of adjusted EBITDA acquired at weighted average multiple of ~9x
- Cash-generating businesses with scalable EBITDA growth via organic and inorganic levers
- Generally intrinsic value vs. book value growers
- Robust deal pipeline

61

White Mountains

Investments

63 Investments: Philosophy and Approach  Invest for total return  Policyholder funds invested conservatively; shareholder funds invested more aggressively  Relative to insurance peers, we tend to have (i) shorter duration and (ii) higher equity exposure  Parent investment decisions take into account capital position and corporate needs  Investment performance has been a key driver of WTM performance in recent years  $5.8 billion Total Portfolio at 1Q26 – $2.7 billion of policyholder funds – $3.1 billion of shareholder funds

64 Investments: Composition ($ in millions) Ark HG Global Parent Consolidated Fixed Income 3,206$ 755$ 763$ 4,725$ Equities and Alternatives 620 - 426 1,045 Total Portfolio 3,826$ 755$ 1,189$ 5,770$ Investment Leverage 2.5x 1.4x 1.0x 1.1x Fixed income portfolio duration (years) 1.1 4.2 1.6 1.7 Fixed income credit quality A+ AA AA- A+ Equities and Alternatives / Total Portfolio 16% 0% 36% 18% Equities and Alternatives / Shareholders’ Equity 40% 0% n/a 41% As of March 31, 2026

65 Investments: Performance * Driven primarily by (i) lower relative market neutral and alternative results and (ii) timing of ETF trading activity to support corporate needs. 2023 to 1Q26 Quarter 2023 to Annualized Year ended ended 1Q26 Relative ($ in millions) 2023 2024 2025 1Q26 Annualized Performance Total Portfolio 4,300$ 4,768$ 5,752$ 5,770$ Total Portfolio Return 9.1% 5.4% 7.1% -0.1% 6.6% 10YT + 150 bps total return 4.3% -0.2% 9.3% 0.3% 4.1% +2.4% Conventional Wisdom Benchmark [21] 8.5% 4.6% 8.9% -0.7% 6.5% +0.1% Fixed Income Return 6.6% 4.5% 6.4% 0.4% 5.5% Bloomberg U.S. Intermediate Aggregate Index return 5.2% 2.5% 7.5% 0.1% 4.7% +0.8% Equity and Alternative Return 17.1% 8.8% 10.2% -2.0% 10.3% S&P 500 Index return 26.3% 25.0% 17.9% -4.3% 19.4% -9.1%*

What to Expect

67 What to Expect from Us  More of the same  Focused on growing per share values over long periods of time; comfortable with lumpy return profile  Not focused on near-term GAAP results  Adhering to our core operating principles: – Underwriting comes first – Maintain a disciplined balance sheet – Invest for total return – Think like owners  Continuing to strengthen talent base  Deploying / distributing capital patiently and intelligently

68 Wise Words… 1-year 5-year 10-year 20-year Since WTM IPO (1985) WTM - (A)BVPS [1] 23.9% 13.0% 12.5% 10.1% 13.5% WTM - MVPS 14.1% 14.6% 10.7% 7.1% 12.3% S&P 500 17.8% 12.1% 14.2% 10.5% 11.5% S&P P&C Insurance Total Return [22] -4.1% 16.8% 14.7% 10.7% 10.5% Return periods ended March 31, 2026

69 Superior Track Record Over 40+ Years $20 $75 $280 $1,050 Year 1990 1995 2000 2005 2010 2015 2020 Book Value Per Share * Market Value Per Share * Growth since IPO: Book Value Per Share 13% annualized, including dividends Market Value Per Share 12% annualized, including dividends Black Monday Financial Market Collapse * As of 5/31/26 Fireman’s Fund Corp. IPO $25.75 Sale of Fireman’s Fund Insurance Sirius America Acquisition OneBeacon Acquisition OneBeacon IPO Symetra IPO Sale of Esurance & AFI Sales of OneBeacon, Sirius Group, Symetra & Tranzact $2,170* $2,065* White River Spin-off Re-domestication to Bermuda Esurance Acquisition Sirius International Acquisition Symetra Investment Answer Financial (AFI) Acquisition Build America Mutual (BAM) Launch * As of 3/31/26 Kudu & NSM Acquisitions Ark Acquisition & MAX IPO Sale of NSM Bamboo Acquisition 2025 Distinguished Acquisition Sale of Bamboo

Appendices 1. Notes (p. 71) 2. Non-GAAP Financial Measures (p. 73)

71 Notes 1. WTM book value returns reflect growth in Adjusted Book Value Per Share through 2024 and book value per share beginning in 1Q25, both including dividends. 2. Beginning-of-year yield on 10-year U.S. Treasury plus 700 bps, which has been WTM’s return target for many years. 3. Dowling & Partners Composite TVC is a total value creation (tangible book value plus dividends) composite of 48 publicly traded underwriters. 4. Dowling & Partners Composite reflects market performance for 59 publicly traded underwriters and brokers. 5. WTM return metrics from the Bamboo sale transaction are calculated as of December 31, 2025. Cash returned reflects inception-to-date distributions and sale proceeds. WTM’s rollover minority interest is valued based on the Bamboo sale transaction price. 6. WTM’s deployments and undeployed capital are adjusted to reflect certain pending deployments and operating company distributions. See WTM’s previously filed Form 10-Qs. 7. Owners’ Capital and Owners’ Capital Per Share reflect pending deployments and unfunded commitments as if they were fully funded at 1Q26. 8. Ownership is presented as of 1Q26 on a fully-diluted/fully-converted basis with the exception of (i) Ark/WM Outrigger (reflects ownership of Ark, after taking account of management’s equity incentives), (ii) HG Global (preferred ownership) and (iii) MediaAlpha (basic ownership). Ark management rollover shareholders could earn additional shares in Ark if and to the extent that WTM achieves certain thresholds for its MOIC return. If fully earned, WTM would own 54% of Ark on a fully-diluted/fully-converted basis. WM Outrigger is WTM’s wholly-owned, segregated account of Outrigger Re Ltd. For WTM Partners, amounts reflect blended, fully-diluted/fully-converted ownership of Enterprise Solutions and BaseSix. WTM Partners is wholly owned by White Mountains. 9. Ark’s 2020 combined ratio is presented on a U.K. GAAP basis, as 2020 predates WTM’s ownership of Ark. 10. WM Outrigger’s returns reflect actual results through 1Q26. 11. Analysis measures (i) profitability using average combined ratios for the 2021-2025 period weighted by annual gross written premiums and (ii) volatility using weighted standard deviations of annual combined ratios reported for the 2021-2025 period. Criteria for inclusion are five years of trading with more than £100 million of gross written premiums in at least three of those years. Life syndicates, RITC syndicates and SPAs are excluded. Source: Insurance Insider (used with permission). 12. Kudu’s deployed capital includes transaction expenses. 13. Kudu’s portfolio composition and private credit exposures are calculated as of 1Q26 based on fair value and Kudu’s investment manager and private credit classifications.

72 Notes 14. BAM’s premiums, par insured and total pricing include gross written premiums, member surplus contributions collected and the present value of installment premiums; each excludes deals not reinsured by HG Re. 15. HG Global’s book value reflects WTM’s interest in HG Global’s book value after intercompany eliminations. 16. Prior to the deconsolidation of BAM on July 1, 2024, the BAM surplus notes, including outstanding principal and accrued interest receivable, were classified as intercompany notes carried at nominal value, which eliminated in consolidation under GAAP. Upon deconsolidation, WTM elected the fair value option for the BAM surplus notes. 17. Distinguished’s managed premiums represent the total premiums placed by Distinguished during the period. Distinguished’s managed premiums and ScaleCo Adjusted EBITDA exclude the results of the Prize program sold in 4Q25. TTM figures including periods prior to September 2, 2025 predate WTM’s ownership of Distinguished. 18. Bamboo’s managed premiums represent the total premiums placed by Bamboo during the period. Bamboo’s managed premium renewals are presented on a net basis and reflect endorsements, reinstatements and cancellations. 19. PassportCard/DavidShield’s core business excludes Australia. PC Europe is classified as core beginning in 2022. Core EBITDA is presented on an underwriting year basis, net of prior period development. 20. MediaAlpha WTM MOIC returns reflect last-in, first-out method for shares sold post-tender. 21. The Conventional Wisdom Benchmark is comprised of 85% of the Bloomberg U.S. Aggregate Index return and 15% of the S&P 500 return. 22. The inception date of the S&P P&C Insurance Total Return Index was September 11, 1989.

73 Non-GAAP Measures Comparison of WTM's GAAP BVPS returns to ABVPS returns 2017 - 2025 Rountree CEO tenure 5-year 10-year 20-year Since WTM IPO (1985) WTM - BVPS 12.2% 12.1% 12.1% 9.9% 13.3% WTM - (A)BVPS 12.7% 13.0% 12.5% 10.1% 13.5% Return periods ended March 31, 2026 WTM book value returns reflect growth in Adjusted Book Value Per Share through 2024 and book value per share beginning in 1Q25, both including dividends. For periods through December 31, 2024, reconciliations of WTM's GAAP book value per share to Adjusted Book Value Per Share are presented within the “NON-GAAP FINANCIAL MEASURES” section of WTM's previously filed Form 10Q's and Form 10K's.

74 Non-GAAP Measures Reconciliation of WTM's GAAP book value and GAAP BVPS to Owners' Capital and Owners' Capital Per Share ($ millions, except per share amounts) 1Q26 Owners' Capital GAAP Book Value Adjustments[a] Owners' Capital GAAP Book Value ($) Owners' Capital ($) Owners' Capital (%) Ark 1,099$ -$ 1,099$ $ 444 444$ 21% WM Outrigger Re 96 - 96 39 39 2% Kudu 856 - 856 346 346 16% HG Global 767 - 767 310 310 14% Bamboo 260 - 260 105 105 5% Distinguished 214 - 214 86 86 4% BroadStreet 170 - 170 69 69 3% PassportCard / DavidShield 170 - 170 69 69 3% MediaAlpha 166 - 166 67 67 3% Bishop Street 125 - 125 50 50 2% White Mountains Partners 56 135 191 23 77 4% Other operating businesses 152 16 168 61 68 3% Strategic investments 213 70 283 86 114 5% Other net assets 1,029 (975) 54 415 22 1% Undeployed capital - 755 755 - 305 14% Total 5,374$ -$ 5,374$ 2,170$ 2,170$ 100% [a] Reflects pending deployments, unfunded commitments and other reclassifications at the parent company. 1Q26 Per Share Values

75 Non-GAAP Measures Reconciliation of Ark's GAAP equity to Tangible Book Value and calculations of (i) growth in book value to Growth in Tangible Book Value, including dividends and (ii) the 5-year CAGR of book value and Tangible Book Value, including dividends ($ millions) As of January 1, 2021 As of December 31, 2024 Beginning GAAP equity [a] 867$ 1,438$ Less: goodwill & other intangibles (293) (293) Plus: deferred tax liability on other intangibles 33 44 Plus: contingent consideration liability 23 155 Less: transaction expenses (25) - Beginning Tangible Book Value [b] 605$ 1,345$ As of December 31, 2025 As of December 31, 2025 Ending GAAP equity [c] 1,594$ 1,594$ Less: goodwill & other intangibles (293) (293) Plus: deferred tax liability on other intangibles 44 44 Plus: contingent consideration liability 328 328 Ending Tangible Book Value [d] 1,674$ 1,674$ Dividends [e] 120$ 41$ Growth in book value, including dividends [(c+e)/a-1] 98% 14% Growth in Tangible Book Value, including dividends [(d+e)/b-1] 196% 28% Book value CAGR, including cumulative dividends [((c+e)/a)^(1/5)-1] 15% Tangible Book Value CAGR, including cumulative dividends [((d+e)/b)^(1/5)-1] 24%

76 Non-GAAP Measures Reconciliations of Kudu's GAAP net income to Annualized Adjusted EBITDA and return on equity to Levered Return Year ended TTM ($ millions) 2020 2021 2022 2023 2024 2025 1Q26 GAAP net income (loss) [a] 21$ 78$ 62$ 105$ 65$ 115$ 112$ Add back: Interest expense 6 12 15 21 22 26 27 Income tax expense (benefit) 7 30 27 32 17 24 26 Depreciation expense - - - 0 0 0 0 Amortization of other intangible assets - 0 0 0 0 0 0 EBITDA 34 120 104 158 104 166 165 Exclude: Net realized and unrealized (gains) losses (16) (90) (64) (106) (51) (104) (102) Non-cash equity-based compensation expense - 1 0 1 0 1 1 Transaction expenses 4 2 2 4 2 2 2 Adjusted EBITDA 22 33 42 57 55 65 66 Adjust for participation contract transactions: Add annualized / forecasted revenues from acquisitions 7 18 3 9 7 7 5 Remove partial year revenues exits - (2) (6) 0 (1) (2) (2) Annualized Adjusted EBITDA 29 48 39 66 61 70 69 Remove: Interest expense (6) (12) (15) (21) (22) (26) (27) Levered Annualized Adjusted EBTDA [b] 23$ 36$ 24$ 45$ 39$ 45$ 43$ Average GAAP equity [c] 284$ 400$ 509$ 618$ 738$ 874$ 942$ Return on equity [a/c] 7% 20% 12% 17% 9% 13% 12% Equity capital drawn, net [d] 299$ 346$ 304$ 374$ 412$ 474$ 489$ Levered Return [b/d] 8% 11% 8% 12% 9% 9% 9%

77 Non-GAAP Measures Reconciliation of WTM's interest in HG Global's growth in GAAP book value to Normalized Growth in Book Value Year ended TTM ($ millions) 2023 2024 2025 1Q26 Beginning WTM interest in HG Global [a] 712$ 779$ 729$ 752$ Ending WTM interest in HG Global 779 729 756 767 Change in WTM interest in HG Global [b] 67$ (51)$ 27$ 15$ Growth in book value, including dividends [(b+c)/a] 9% -6% 4% 2% Normalizing adjustments: Exclude: Impact of Bermuda ETA DTA -2% -1% 3% 3% Exclude: Net realized and unrealized (gains) losses on investments -2% 1% -3% -1% Exclude: Unrealized loss on deconsolidation of BAM n/a 13% n/a n/a Exclude: Change in fair value of BAM surplus notes n/a 0% 5% 4% Normalized Growth in Book Value 6% 7% 8% 8% Note: HG Global's book value reflects WTM's interest in HG Global's book value after intercompany eliminations.

78 Non-GAAP Measures Reconciliations of Bamboo's GAAP net income to MGA Adjusted EBITDA ($ millions) 2024 GAAP net income (loss) 26$ Exclude: Net (income) loss, Bamboo Captive (1) MGA net income (loss) 25 Add back: Interest expense - Income tax expense (benefit) 7 Depreciation expense 0 Amortization of other intangible assets 16 MGA EBITDA 48 Exclude: Non-cash equity-based compensation expense 2 Software implementation expenses 2 Restructuring expenses 1 MGA Adjusted EBITDA 53$ Note: 2023 is not reconciled to GAAP, as Bamboo was not consolidated in White Mountains's results until 1Q24. 2025 is not reconciled to GAAP as Bamboo was deconsolidated on December 5, 2025.

Non-GAAP Measures

Reconciliation of WTM's (i) GAAP fixed maturity and short-term investments to Fixed Income (ii) GAAP common equity securities, investment in MediaAlpha and other long-term investments to Equities and Alternatives and (iii) Equities and Alternatives / Total Portfolio

Total Portfolio equals the sum of Fixed Income and Equities and Alternatives.

($ millions)		2023	2024	2025	1Q26
GAAP fixed maturity and short-term investments	[a]	$ 3,597	$ 3,476	$ 4,651	$ 4,387
Remove: BAM fixed maturity and short-term investments		(467)	-	-	-
Remove: WM Outrigger fixed maturity and short-term investments		(265)	(204)	(246)	(118)
Remove: Distinguished short-term investments		-	-	(94)	(66)
Remove: HG Global certain short-term investments			-	(36)	(39)
Remove: Bamboo CRV short-term investments		-	(47)	(26)	(29)
Remove: Kudu short-term investments		(29)	(28)	(22)	(21)
Add: accrued income & net open payables/receivables		7	(3)	45	23
Add: certain other assets		52	30	10	17
Reclass: certain other long-term investments		385	444	523	518
Reclass: ILS funds		161	74	50	51
Fixed Income		**$ 3,441**	**$ 3,742**	**$ 4,857**	**$ 4,725**
GAAP common equity securities, investment in MediaAlpha and other long-term investments	[b]	$ 2,792	$ 3,002	$ 3,673	$ 3,966
Remove: Kudu other long-term investments		(896)	(1,014)	(1,291)	(1,359)
Remove: Bamboo		-	-	(250)	(260)
Remove: MediaAlpha		(255)	(202)	(231)	(166)
Remove: PassportCard / DavidShield		(150)	(150)	(170)	(170)
Remove: BroadStreet		-	-	(160)	(170)
Remove: Bishop Street		-	-	-	(125)
Remove: Unconsolidated other operating businesses		(85)	(93)	(102)	(103)
Reclass: certain other long-term investments		(385)	(444)	(523)	(518)
Reclass: ILS funds		(161)	(74)	(50)	(51)
Equities and Alternatives	[c]	**$ 859**	**$ 1,026**	**$ 895**	**$ 1,045**
Total Portfolio	[d]	**$ 4,300**	**$ 4,768**	**$ 5,752**	**$ 5,770**
GAAP common equity securities, investment in MediaAlpha and other long-term investments / GAAP investments	[b/(a+b)]				47%
Equities and Alternatives / Total Portfolio	[c/d]				**18%**

79

White Mountains

80 Non-GAAP Measures Reconciliation of Ark's (i) GAAP fixed maturity and short-term investments to Fixed Income, (ii) GAAP common equity securities and other long-term investments to Equities and Alternatives (iii) Equities and Alternatives / Total Portfolio and (iv) Equities and Alternatives / Shareholders' Equity Ark's Total Portfolio equals the sum of Ark's Fixed Income and Equities and Alternatives. ($ millions) 1Q26 GAAP fixed maturity and short-term investments [a] 2,653$ Add: accrued income & net open payables/receivables 18 Add: certain other assets 17 Reclass: certain other long-term investments 518 Fixed Income 3,206$ GAAP common equity securities and other long-term investments [b] 1,137$ Reclass: certain other long-term investments (518) Equities and Alternatives [c] 620$ Total Portfolio [d] 3,826$ Shareholders' equity [e] 1,547$ GAAP common equity securities and other long-term investments / GAAP investments [b/(a+b)] 30% Equities and Alternatives / Total Portfolio [c/d] 16% GAAP common equity securities and other long-term investments / shareholders' equity [b/e] 73% Equities and Alternatives / shareholders' equity [c/e] 40%

81 Non-GAAP Measures Reconciliation of HG Global's GAAP fixed maturity and short-term investments to Fixed Income HG Global's Total Portfolio equals its Fixed Income portfolio. ($ millions) 1Q26 GAAP fixed maturity and short-term investments 791$ Remove: certain short-term investments (39) Add: accrued income & net open payables/receivables 3 Fixed Income 755$

Non-GAAP Measures

Reconciliation of Other Operations's (i) GAAP fixed maturity and short-term investments to Parent Fixed Income (ii) GAAP common equity securities, investment in MediaAlpha and other long-term investments to Parent Equities and Alternatives and (iii) Parent Equities and Alternatives / Parent Total Portfolio

Parent Total Portfolio equals the sum of Parent Fixed Income and Parent Equities and Alternatives.

($ millions)		1Q26
GAAP fixed maturity and short-term investments	[a] $	739
Add: Other Operations accrued income & net open payables/receivables		2
Remove: Bamboo CRV short-term investments		(29)
Reclass: ILS funds		51
Parent Fixed Income	**$**	**763**
GAAP common equity securities, investment in MediaAlpha and other long-term investments	[b] $	1,470
Remove: Bamboo		(260)
Remove: MediaAlpha		(166)
Remove: PassportCard / DavidShield		(170)
Remove: BroadStreet		(170)
Remove: Bishop Street		(125)
Remove: Unconsolidated other operating businesses		(103)
Reclass: ILS funds		(51)
Parent Equities and Alternatives	[c] **$**	**426**
Parent Total Portfolio	[d] **$**	**1,189**
Common equities, investment in MediaAlpha and other long-term investments / GAAP investments	[b/(a+b)]	67%
Equities and Alternatives / Parent Total Portfolio	[c/d]	**36%**

82

White Mountains

Non-GAAP Measures

Reconciliation of GAAP portfolio leverage to Investment Leverage for (i) Ark, (ii) Kudu & Other, (iii) HG Global, (iv) Distinguished, (v) Parent and (vi) White Mountains Consolidated

($ millions)

		As of 1Q26					
Investment Leverage:		Ark	Kudu & Other	HG Global	Distinguished	Parent	Consolidated
Numerator							
GAAP investments	[a]	$ 3,907	$ 1,380	$ 791	$ 66	$ 2,209	$ 8,353
Remove: WM Outrigger invested assets		(118)	-	-	-	-	(118)
Remove: Kudu invested assets		-	(1,380)	-	-	-	(1,380)
Remove: unconsolidated businesses		-	-	-	-	(994)	(994)
Remove: Bamboo CRV short-term investments		-	-	-	-	(29)	(29)
Remove: Distinguished short-term investments		-	-	-	(66)	-	(66)
All other adjustments		35	-	(36)	-	2	2
Total Portfolio		**3,826**	**-**	**755**	**-**	**1,189**	**5,770**
Add: BAM surplus notes		-	-	346	-	-	346
Investment Leverage Numerator	[b]	$ 3,826	$ -	$ 1,101	$ -	$ 1,189	$ 6,116
Denominator							
GAAP total equity	[c]	$ 1,643	$ 896	$ 748	$ 417	$ 2,341	$ 6,045
Reclass: WM Outrigger		(96)	96	-	-	-	-
Reclass: unconsolidated businesses		-	994	-	-	(994)	-
Reclass: Bamboo CRV short-term investments		-	29	-	-	(29)	-
Remove: Distinguished short-term investments		-	-	-	-	-	-
Reclass: other assets and liabilities		-	132	-	-	(132)	-
Remove: non-controlling interests excl. Ark		-	(374)	19	-	-	(355)
All other adjustments		-	(2)	-	-	2	-
Investment Leverage Denominator	[d]	$ 1,547	$ 1,771	$ 767	$ 417	$ 1,189	$ 5,690
GAAP portfolio leverage	[a] / [c]	2.4x	1.5x	1.1x	0.2x	0.9x	1.4x
Investment Leverage	[b] / [d]	**2.5x**	**0.0x**	**1.4x**	**0.0x**	**1.0x**	**1.1x**

Note: Ark GAAP figures include WM Outrigger.

83

Non-GAAP Measures

Reconciliation of WTM's (i) GAAP common equity securities, investment in MediaAlpha and other long-term investments to Equities and Alternatives and (ii) Equities and Alternatives / Adjusted Shareholders Equity

($ millions)		1Q26
Numerator		
GAAP common equity securities, investment in MediaAlpha and other long-term investments	[a] $	3,966
Remove: Kudu other long-term investments		(1,359)
Remove: Bamboo		(260)
Remove: MediaAlpha		(166)
Remove: PassportCard / DavidShield		(170)
Remove: BroadStreet		(170)
Remove: Bishop Street		(125)
Remove: Unconsolidated other operating businesses		(103)
Reclass: certain other long-term investments		(518)
Reclass: ILS funds		(51)
Equities and Alternatives		**1,045**
Add: WTM ownership of Kudu other long-term investments		1,240
Add: MediaAlpha		166
Consolidated Equities and Alternatives	[b] $	2,451
Denominator		
WTM's common shareholders' equity	[c] $	5,374
97% of HG Global's unearned premium reserve		318
97% of HG Global's net deferred acquisition costs		(94)
Non-controlling interest in Ark		448
Adjusted Shareholders' Equity	[d] $	6,045
GAAP common equity securities, investment in MediaAlpha and other long-term investments / WTM's common shareholders' equity	[a/c]	74%
Equities and Alternatives / Adjusted Shareholders' Equity	[b/d]	**41%**

84

White Mountains

Non-GAAP Measures

Reconciliation of WTM's GAAP investment returns to Total Portfolio Return, Fixed Income Return and Equity and Alternative Return

(returns in USD)	Year ended 2023	Year ended 2024	Year ended 2025	Quarter ended 1Q26	2023 to 1Q26 Annualized
GAAP total return on investment portfolio	11.4%	6.9%	9.1%	0.2%	8.5%
Adjusting items					
Remove: MediaAlpha	0.0%	-0.4%	-0.2%	0.8%	
Remove: Kudu invested assets	-2.1%	-1.3%	-1.5%	-0.7%	
Remove: BAM invested assets	0.3%	0.1%	n/a	n/a	
Remove: Bamboo	n/a	n/a	0.0%	-0.2%	
Remove: BroadStreet Partners	n/a	n/a	-0.1%	-0.2%	
Remove: PassportCard/DavidShield	-0.1%	0.2%	-0.2%	0.0%	
Remove: WM Outrigger invested assets	0.3%	0.0%	0.1%	0.0%	
Remove: unconsolidated other operating businesses	-0.7%	-0.1%	-0.1%	0.0%	
Total Portfolio Return	**9.1%**	**5.4%**	**7.1%**	**-0.1%**	**6.6%**
GAAP fixed maturity and short-term investment return	5.8%	4.3%	5.9%	0.5%	5.1%
Adjusting items					
Remove: Kudu invested assets	0.0%	-0.1%	0.0%	0.0%	
Remove: BAM invested assets	-0.1%	0.1%	n/a	n/a	
Remove: WM Outrigger invested assets	0.0%	0.0%	0.1%	0.0%	
Reclass: ILS funds & other fixed income	0.9%	0.2%	0.4%	-0.1%	
Fixed Income Return	**6.6%**	**4.5%**	**6.4%**	**0.4%**	**5.5%**
GAAP common equity securities and other long-term investments return	18.5%	10.0%	13.1%	-0.3%	12.6%
Adjusting items					
Remove: MediaAlpha	0.5%	-0.6%	-0.1%	1.9%	
Remove: Kudu other long-term investments	-3.0%	-2.2%	-2.3%	-1.7%	
Remove: Bamboo	n/a	n/a	0.3%	-0.5%	
Remove: BroadStreet Partners	n/a	n/a	-0.2%	-0.5%	
Remove: PassportCard/DavidShield	1.1%	1.2%	-0.4%	-0.1%	
Remove: Bishop Street	n/a	n/a	n/a	-0.1%	
Remove: unconsolidated other operating businesses	-2.1%	-0.2%	-0.9%	-0.1%	
Reclass: ILS funds & other fixed income	2.1%	0.6%	0.7%	-0.6%	
Equity and Alternative Return	**17.1%**	**8.8%**	**10.2%**	**-2.0%**	**10.3%**

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